                    FOR IMMEDIATE RELEASE

INNOPHOS HOLDINGS, INC. RELEASES 2016 QUARTERLY RESULTS REFLECTING PREVIOUSLY ANNOUNCED NEW OPERATING SEGMENTS
CRANBURY, New Jersey – (May 16, 2017) – Innophos Holdings, Inc. (NASDAQ: IPHS), today publicized its 2016 quarterly segment results according to the new operating segments that were implemented in the first quarter of 2017.
“The new operating segments, which include Food, Health & Nutrition (FHN), Industrial Specialties (IS) and Other, more accurately reflect the underlying business dynamics and align with the new strategic direction of the Company,” said Han Kieftenbeld, Senior Vice President and Chief Financial Officer.
Through the fiscal year ended December 31, 2016, the Company's business was reported in three operating segments: Specialty Phosphates US & Canada, Specialty Phosphates Mexico and GTSP & Other. Changes in the Company's strategic direction to be a market focused organization prompted the Company to change its operating segments to FHN, IS and Other. The Company began to report results under the new operating segments with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
To assist investors in making comparisons of financial information for current and future periods with financial information from prior periods, the Company is furnishing certain unaudited historical segment information for the fiscal year and related quarters of 2016, revised to reflect the Company’s new operating segment structure. The changes in the segment structure affect only the manner in which the results for the operating segments were previously reported. The Company’s new segment structure has no impact on the Company’s previously reported consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated balance sheets, consolidated statements of equity and consolidated statements of cash flows. The revised information does not represent a restatement of previously issued financial statements.
About the Company
Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. 'IPHS-G'
SOURCE Innophos Holdings, Inc.
Contacts
Investors: Mark Feuerbach, 609-366-1204 or investor.relations@innophos.com
Media: Ryan Flaim, Sharron Merrill Associates, 617-542-5300 or IPHS@investorrelations.com
###

Financial Tables Follow

INNOPHOS HOLDINGS, INC. AND SUBSIDIARIES
2016 Quarterly Segment Information (Unaudited)
(Dollars In thousands)

Segment Net Sales	1Q 2016	2Q 2016 *	3Q 2016 *	4Q 2016 *	FY 2016	1Q 2017
Food, Health and Nutrition	$98,412	$94,662	$93,586	$90,012	$376,672	$91,083
Industrial Specialties	74,555	71,912	70,124	61,693	278,284	63,672
Other	16,663	15,314	22,327	16,085	70,389	11,189
Total	$189,630	$181,888	$186,037	$167,790	$725,345	$165,944

Segment EBITDA
Food, Health and Nutrition	$19,933	$19,744	$19,649	$18,802	$78,128	$15,624
Industrial Specialties	9,561	10,136	10,237	6,095	36,029	9,521
Other	1,312	(1,556)	1,942	(389)	1,309	898
Total	$30,806	$28,324	$31,828	$24,508	$115,466	$26,043

Segment EBITDA % of net sales
Food, Health and Nutrition	20.3%	20.9%	21.0%	20.9%	20.7%	17.2%
Industrial Specialties	12.8%	14.1%	14.6%	9.9%	12.9%	15.0%
Other	7.9%	(10.2)%	8.7%	(2.4)%	1.9%	8.0%
Total	16.2%	15.6%	17.1%	14.6%	15.9%	15.7%

Segment Adjusted EBITDA
Food, Health and Nutrition	$20,385	$20,476	$20,284	$19,359	$80,504	$16,561
Industrial Specialties	9,742	10,670	10,555	6,554	37,521	10,244
Other	1,131	(1,175)	3,365	357	3,679	898
Total	$31,258	$29,971	$34,204	$26,270	$121,704	$27,703

Segment Adjusted EBITDA % of net sales
Food, Health and Nutrition	20.7%	21.6%	21.7%	21.5%	21.4%	18.2%
Industrial Specialties	13.1%	14.8%	15.1%	10.6%	13.5%	16.1%
Other	6.8%	(7.7)%	15.1%	2.2%	5.2%	8.0%
Total	16.5%	16.5%	18.4%	15.7%	16.8%	16.7%

Depreciation and amortization expense
Food, Health and Nutrition	$4,791	$5,252	$5,802	$4,424	$20,269	$5,722
Industrial Specialties	3,059	3,538	2,957	3,091	12,645	3,372
Other	1,432	492	1,284	1,357	4,565	487
Total	$9,282	$9,282	$10,043	$8,872	$37,479	$9,581

* The interim financial information identified above for 2Q 2016 through 4Q 2016 has not yet been reviewed by our Independent Registered Public Accounting Firm in accordance with standards established by the PCAOB.

INNOPHOS HOLDINGS, INC. AND SUBSIDIARIES
2016 Quarterly Adjusted EBITDA Reconciliation to Net Income (Unaudited)
(Dollars In thousands)

	1Q 2016	2Q 2016	3Q 2016	4Q 2016	FY 2016	1Q 2017

Net Income	$12,842	$12,104	$13,643	$9,382	$47,971	$10,923
Interest expense, net	1,799	1,913	1,915	2,042	7,669	1,353
Provision for income taxes	6,883	5,025	6,227	4,212	22,347	4,186
Depreciation & amortization	9,282	9,282	10,043	8,872	37,479	9,581
EBITDA	30,806	28,324	31,828	24,508	115,466	26,043

Adjustments
Non-cash stock compensation	534	1,292	758	493	3,077	717
Translation (income) expense	(39)	355	110	684	1,111	(57)
Severance/Restructuring (income) expense	(43)	0	1,508	0	1,465	1,000
Operating expenses related to refinancing	0	0	0	585	585	0
Adjusted EBITDA	$31,258	$29,971	$34,204	$26,270	$121,704	$27,703

Percent of Sales	16.5%	16.5%	18.4%	15.7%	16.8%	16.7%

Additional Information
EBITDA and adjusted EBITDA are supplemental financial measures that are not required by, or presented in accordance with, US GAAP. The Company believes EBITDA and adjusted EBITDA are helpful in analyzing the cash flow generating capability of the business and as performance measures for purposes of presentation in this release.